UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 3, 2018

PACIFIC CITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Pacific City Financial Corporation (the "Company") (NASDAQ: PCB) is deeply saddened to announce that one of its founding and current members of the Company's Board of Directors (the "Board") and a former Chairman of the Board, Kwang Jin Chung, passed away on November 30, 2018. At a special meeting on December 3, 2018, the Board of Directors reduced the size of the Board by one member to seven, and has no immediate plans to seek a replacement for Director Chung. Director Chung was a member of the Compensation Committee and the Board appointed Chairman Sang Young Lee to replace him.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific City Financial Corporation

Date:	December 4, 2018	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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